Exhibit (j)(1)

April 14, 2015 Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Post-Effective Amendment No. 43 to the Registration

Statement of Northeast Investors Growth Fund (the “Fund”)

File Nos. 002-68483; 811-3079

Ladies and Gentlemen:

As counsel to the Fund, we have reviewed the above-referenced post-effective amendment to the Fund’s registration statement on Form N-1A prepared by the Fund for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended, that the above-referenced post-effective amendment does not in our view contain disclosures that would make it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

We hereby consent to the filing of this letter by the Fund with the Securities and Exchange Commission together with the above-referenced post-effective amendment to the Fund’s registration statement on Form N-1A. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Leonard A. Pierce
Leonard A. Pierce, Esq., a Partner

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

Beijing    Berlin    Boston    Brussels    Frankfurt     London    Los Angeles    New York    Oxford    Palo Alto     Waltham    Washington